Press Release
Exhibit 99.1

Company Contact:

Jill Hewitt
Senior Vice President, Investor Relations
OceanFirst Financial Corp.
Tel: (732)240-4500, ext. 7513
email: jhewitt@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES APPOINTMENT OF KIM GUADAGNO TO THE
BOARD OF DIRECTORS

RED BANK, NEW JERSEY, June 28, 2018…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank N.A., today announced the Directors’ appointment of Kim Guadagno, Esq. to the Boards of OceanFirst Financial Corp. and OceanFirst Bank N.A. She will fill the vacancy on the Boards created by the passing of Joseph J. Burke in May 2018.
Kim Guadagno, Esq. is a partner with the law firm Connell Foley LLP and was New Jersey’s first Lieutenant Governor, serving from 2010-2018. Among Lieutenant Governor Guadagno’s many notable accomplishments were her efforts to attract businesses to New Jersey. This included founding the New Jersey Partnership for Action, a public private partnership promoting New Jersey businesses and jobs, which focused on bringing additional businesses to New Jersey and assisted thousands of businesses throughout the state. In addition, Lieutenant Governor Guadagno served as New Jersey’s 33rd Secretary of State and in 2007 was elected the first woman sheriff of the Office of the Sheriff in Monmouth County, New Jersey. In total, Lieutenant Governor Guadagno served 13 years in elected office and has been a lawyer for more than three decades.
OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a community bank with $7.5 billion in assets and branches located throughout central and southern New Jersey. OceanFirst

Bank delivers commercial and residential financing solutions, wealth management, and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.'s press releases are available at http://www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "will," "should," "may," "view," "opportunity," "potential," or similar expressions or expressions of confidence. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.